Exhibit 99

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RTX Reports Q3 2023 Results

RTX delivers strong commercial aftermarket growth; announces $10 billion accelerated share repurchase program; updates 2023 outlook

ARLINGTON, Va., October 24, 2023 – RTX (NYSE: RTX) reported third quarter 2023 results.

Third quarter 2023
•Reported sales of $13.5 billion, down 21 percent versus prior year, reflecting the impact of the previously disclosed Pratt powder metal matter
•Adjusted sales* of $19.0 billion, up 12 percent versus prior year
•GAAP EPS from continuing operations was a loss of $0.68, which reflects $1.53 charge from the Pratt powder metal matter and $0.40 of acquisition accounting adjustments and other net significant and/or non-recurring charges
•Adjusted EPS* of $1.25, up 3 percent versus prior year
•Operating cash flow from continuing operations of $3.3 billion; Free cash flow* of $2.8 billion
•Company backlog of $190 billion; including $115 billion of commercial and $75 billion of defense
•Repurchased $1.4 billion of RTX shares

Updates outlook for full year 2023
•Reported sales of approximately $68.5 billion, up from $67.5 - $68.5 billion
•Adjusted sales* of approximately $74.0 billion, up from $73.0 - $74.0 billion
•Adjusted EPS* of $4.98 - $5.02 from $4.95 - $5.05
•Free cash flow* of approximately $4.8 billion, up from approximately $4.3 billion
•Share repurchase spending of approximately $12.8 billion of RTX shares, up from $3.0 billion

“We have made significant progress on our assessment of the Pratt & Whitney powder metal manufacturing matter and expect the financial impact to be in line with the previously disclosed charge,” said RTX Chairman and CEO Greg Hayes. “We are now focused on executing on our fleet management plans and are working relentlessly to mitigate further disruption to our customers. We do not expect any significant future incremental impact as a result of these fleet management plans.”

“The historic demand across our commercial aerospace and defense businesses drove 12 percent organic sales* growth during the third quarter and led to another record backlog of $190 billion. We are on track to deliver on our updated financial commitments for 2023 including our increased sales and free cash flow* outlook, as well as the tightened range for adjusted EPS* of $4.98 to $5.02 per share.”

“Our industry leading franchises in Collins Aerospace, Pratt & Whitney, and Raytheon, position RTX to deliver significant long-term value for our shareowners. Today, RTX shares are an attractive investment opportunity and we are immediately proceeding with a $10 billion accelerated share repurchase program and increasing our capital return commitment through 2025 to $36 - $37 billion.”

*Adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”) and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations) is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure (such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures and other structural changes). We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

The company also announced today that it has entered into a definitive agreement to sell its Cybersecurity, Intelligence and Services business within its Raytheon segment. The sale price is approximately $1.3 billion and is subject to regulatory approvals and other customary closing conditions.

Accelerated Share Repurchase Program
•The RTX board of directors has approved a $10 billion accelerated share repurchase program commencing almost immediately
•This will result in an increase to RTX’s post-merger shareowner capital return commitment to $36 - $37 billion through 2025, up from the prior range of $33 - $35 billion
•The program will be funded through a combination of short and long-term debt, with deleveraging to begin in 2024 in part supported by proceeds from the previously announced dispositions including Collins’ actuation and flight control business in July, as well as Raytheon’s Cybersecurity, Intelligence and Services business

Third quarter 2023
RTX reported third quarter sales of $13.5 billion, down 21 percent over the prior year, which included a $5.4 billion charge related to the previously disclosed Pratt powder metal matter. On an adjusted basis, sales* were $19.0 billion, up 12 percent over the prior year. GAAP EPS from continuing operations was a loss of $0.68, down versus the prior year, and included a $1.53 charge related to the Pratt powder metal matter, $0.28 of acquisition accounting adjustments, $0.05 of restructuring, and $0.07 related to other net significant and/or non-recurring charges. Adjusted EPS* of $1.25 was up 3 percent versus the prior year.

The company recorded a net loss from continuing operations attributable to common shareowners in the third quarter of $984 million, down versus the prior year which included the after-tax impact of $2.2 billion related to the previously disclosed Pratt powder metal matter, $406 million of acquisition accounting adjustments, $80 million of restructuring charges, and $96 million of other net significant and/or non-recurring charges. Adjusted net income* was $1.8 billion, up 2 percent versus prior year. Operating cash flow from continuing operations in the third quarter was $3.3 billion. Capital expenditures were $564 million, resulting in free cash flow* of $2.8 billion.

Summary Financial Results – Continuing Operations Attributable to Common Shareowners

	3rd Quarter
($ in millions, except EPS)	2023	2022	% Change
Reported
Sales	$13,464	$16,951	(21)%
Net Income (Loss)	$(984)	$1,387	(171)%
EPS	$(0.68)	$0.94	(172)%

Adjusted*
Sales	$18,952	$16,951	12%
Net Income	$1,822	$1,785	2%
EPS	$1.25	$1.21	3%

Operating Cash Flow from Continuing Operations	$3,316	$778	326%
Free Cash Flow*	$2,752	$263	946%

Backlog and Bookings
Backlog at the end of the third quarter was $190 billion, of which $115 billion was from commercial aerospace and $75 billion was from defense.

Notable defense bookings during the quarter included:
•$1.9 billion of classified bookings at Raytheon
•$1.1 billion for F135 sustainment at Pratt & Whitney
•$616 million for F135 production at Pratt & Whitney
•$412 million for Next Gen Short Range Interceptor development at Raytheon
•$383 million for HAWK and Patriot sustainment at Raytheon
•$368 million for TOW production at Raytheon
•$297 million for Ukraine NASAMS production at Raytheon
•$277 million for Excalibur production at Raytheon

Segment Results
Beginning in Q3 2023, we are operating in three business segments: Collins Aerospace, Pratt & Whitney, and Raytheon. Segment information included below is reflective of the new structure and prior period information has been recast to conform to our current period presentation.
Collins Aerospace

	3rd Quarter
($ in millions)	2023	2022	% Change
Reported
Sales	$6,629	$5,718	16%
Operating Profit	$903	$742	22%
ROS	13.6%	13.0%	60	bps

Adjusted*
Sales	$6,686	$5,718	17%
Operating Profit	$1,043	$756	38%
ROS	15.6%	13.2%	240	bps

Collins Aerospace had third quarter 2023 reported sales of $6,629 million, up 16 percent versus the prior year. The increase in sales was driven by a 30 percent increase in commercial aftermarket and a 27 percent increase in commercial OE, which was partially offset by a 1 percent decrease in military. The increase in commercial sales was driven primarily by strong demand across commercial aerospace end markets, which resulted in higher flight hours and higher OE production rates. The decrease in military sales was driven primarily due to the timing of deliveries.

Collins Aerospace recorded operating profit of $903 million, up 22 percent versus the prior year. The increase in operating profit was primarily driven by drop through on higher commercial aftermarket and OE volume, partially offset by higher production costs, unfavorable military mix, and higher SG&A. Q3 2023 operating profit included a $57 million charge related to a litigation matter and $83 million related to restructuring and other significant and/or non-recurring items. On an adjusted basis, operating profit* of $1,043 million was up 38 percent versus the prior year.

Pratt & Whitney

	3rd Quarter
($ in millions)	2023	2022	% Change
Reported
Sales	$926	$5,380	(83)%
Operating Profit (Loss)	$(2,482)	$316	NM
ROS	NM	5.9%	NM

Adjusted*
Sales	$6,327	$5,380	18%
Operating Profit	$413	$318	30%
ROS	6.5%	5.9%	60	bps
NM = Not Meaningful

Pratt & Whitney had third quarter 2023 reported sales of $926 million, down 83 percent versus the prior year. Q3 2023 sales included the impact of a charge related to the powder metal matter of $5,401 million. The remaining change was driven by a 25 percent increase in commercial OE, a 21 percent increase in commercial aftermarket, and a 7 percent increase in military sales. The increase in commercial sales was primarily due to higher volume and content, and favorable mix across commercial aftermarket, as well as favorable OE volume and mix in Large Commercial Engines. The increase in military sales was driven by higher F135 development and sustainment volume. Adjusted sales* of $6,327 million, were up 18 percent versus the prior year.

Pratt & Whitney recorded an operating loss of $2,482 million, down $2,798 million versus the prior year. Q3 2023 operating loss included the impact of a charge related to the powder metal matter of $2,888 million. Excluding the impact of the powder metal matter and other significant and/or non-recurring items, Pratt & Whitney recorded adjusted operating profit* of $413 million in the third quarter of 2023, up 30 percent versus the prior year. The increase in adjusted operating profit* was primarily driven by drop through on higher commercial aftermarket sales which was partially offset by higher commercial OE volume, higher production costs, unfavorable military mix, and higher R&D expenses.

Raytheon

	3rd Quarter
($ in millions)	2023	2022	% Change
Reported
Sales	$6,472	$6,308	3%
Operating Profit	$560	$686	(18)%
ROS	8.7%	10.9%	(220)	bps

Adjusted*
Sales	$6,472	$6,308	3%
Operating Profit	$570	$694	(18)%
ROS	8.8%	11.0%	(220)	bps

Raytheon had third quarter 2023 reported sales of $6,472 million, up 3 percent versus prior year. The increase in sales was primarily driven by higher volume in Naval Power, including AIM-9X, and Advanced Technology classified programs.

Raytheon recorded operating profit of $560 million, down 18 percent versus the prior year. The decrease in operating profit was driven by higher volume on lower margin programs and lower net program efficiencies, including additional headwind on certain fixed price development programs. Raytheon recorded adjusted operating profit* of $570 million, down 18 percent versus the prior year.

About RTX
RTX is the world's largest aerospace and defense company. With more than 180,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. Through industry-leading businesses – Collins Aerospace, Pratt & Whitney, and Raytheon – we are advancing aviation, engineering integrated defense systems for operational success, and developing next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2022 sales of $67 billion, is headquartered in Arlington, Virginia.

Conference Call on the Third Quarter 2023 Financial Results
RTX’s financial results conference call will be held on Tuesday, October 24, 2023 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Use and Definitions of Non-GAAP Financial Measures

RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss) and margin, segment operating profit (loss) and margin, adjusted segment operating profit (loss) and margin, adjusted net income, adjusted earnings per share (“EPS”), and free cash flow are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant nonoperational items and/or significant operational items that may occur at irregular intervals (hereinafter referred to as “net significant and/or non-recurring items”). Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted operating profit margin represents adjusted operating profit (loss) as a percentage of adjusted net sales.

Segment operating profit (loss) represents operating profit (loss) (a GAAP measure) excluding Acquisition Accounting Adjustments, the FAS/CAS operating adjustment, Corporate expenses and other unallocated items, and Eliminations and other. Segment operating profit margin represents segment operating profit (loss) as a percentage of segment sales (net sales, excluding Eliminations and other). Adjusted segment operating profit (loss) represents segment operating profit (loss) excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (adjusted net sales excluding Eliminations and other). Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment.

Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and net significant and/or non-recurring items. For the business segments, when applicable, adjustments of net sales similarly reflect continuing operations (a GAAP measure) excluding net significant and/or non-recurring items. Organic sales for the business segments similarly excludes the impact of foreign currency translation, acquisitions and divestitures, and net significant and/or non-recurring items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (“ROS”)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and net significant and/or non-recurring items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted net sales, organic sales, adjusted operating profit (loss) and margin, adjusted segment operating profit margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward- looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases (including the accelerated share repurchase program), tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the Pratt powder metal matter and related matters and activities, anticipated benefits to RTX of its segment realignment, dispositions of Raytheon’s Cybersecurity, Intelligence and Services business and Collins’ actuation and flight control business, the merger (the “merger”) between United Technologies Corporation (“UTC”) and Raytheon Company (“Raytheon”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”) in 2020, targets and commitments (including for share repurchases or otherwise), and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward- looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, including related to financial market conditions, bank failures and other banking industry disruptions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, and geopolitical risks; (2) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs; (3) challenges in the development, production, delivery, support, and performance of RTX advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTX’s highly- competitive industries; (4) risks relating to RTX’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, delays and disruptions in the delivery of materials and services to RTX or its suppliers and price increases; (5) risks relating to RTX international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations; (6) the condition of the aerospace industry; (7) the ability of RTX to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (8) risks relating to the coronavirus disease 2019 (COVID-19) pandemic and the impact on global air travel and RTX’s business, supply chain, operations and the industries in which it operates; (9) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses, and risks related to completion of announced divestitures;; (10) compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTX and its businesses operate; (11) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes; (12) factors that could impact RTX’s ability to engage in desirable capital-raising or strategic transactions, including its credit rating, capital structure, levels of indebtedness, capital expenditures and research and development spending, and capital deployment strategy including with respect to share repurchases, and the availability of credit, credit market conditions including the cost of debt, and other factors; (13) uncertainties associated with the timing and scope of future repurchases by RTX of its common stock, including the ability to enter into, consummate, or complete the accelerated share repurchase (“ASR”), the purchase price of the shares acquired pursuant to the ASR agreement, and the timing and duration of the ASR program or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (14) risks relating to realizing expected benefits from, incurring costs for, and successfully managing, the Company’s segment realignment effective July 1, 2023, the merger, and other RTX strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (15) risks of additional tax exposures due to new tax legislation or other developments, in the U.S. and other countries in which RTX and its businesses operate; (16) risks relating to addressing the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts requiring accelerated removals and inspections of a significant portion of the PW1100G-JM Geared Turbofan (GTF) fleet, including, without limitation, the number and expected timing of shop visits, inspection results and scope of work to be performed, turnaround time, availability of new parts, available capacity at overhaul facilities, outcomes of negotiations with impacted customers, and risks related to other engine models that may be impacted by the powder metal matter, and in each case the timing and costs relating thereto, as well as other issues that could impact RTX product performance, including quality, reliability or durability; (17) risks relating to a RTX product safety failure or other failure affecting RTX’s or its customers’ or suppliers’ products or systems; (18) risks relating to cyber-attacks on RTX’s information technology infrastructure, products, suppliers, customers and partners, threats to RTX facilities and personnel, as well as other events outside of RTX’s control such as public health crises, damaging weather or other acts of nature; (19) the effect of changes in accounting estimates for our programs on our financial results; (20) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (21) risks relating to an impairment of goodwill and other intangible assets; (22) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (23) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTX, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2023	2022	2023	2022
Net Sales	$13,464	$16,951	$48,993	$48,981
Costs and Expenses:
Cost of sales	12,750	13,464	40,913	38,880
Research and development	712	662	2,048	1,995
Selling, general and administrative	1,401	1,351	4,364	4,184
Total Costs and Expenses	14,863	15,477	47,325	45,059
Other income, net	3	46	116	91
Operating profit (loss)	(1,396)	1,520	1,784	4,013
Non-service pension income	(443)	(468)	(1,334)	(1,422)
Interest expense, net	369	311	1,017	958
Income (loss) from continuing operations before income taxes	(1,322)	1,677	2,101	4,477
Income tax expense (benefit)	(389)	282	194	618
Net income (loss) from continuing operations	(933)	1,395	1,907	3,859
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	51	8	138	65
Net income (loss) from continuing operations attributable to common shareowners	(984)	1,387	1,769	3,794
Loss from discontinued operations attributable to common shareowners	—	—	—	(19)
Net income (loss) attributable to common shareowners	$(984)	$1,387	$1,769	$3,775

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income (loss) from continuing operations	$(0.68)	$0.94	$1.22	$2.57
Loss from discontinued operations	—	—	—	(0.02)
Net income (loss) attributable to common shareowners	$(0.68)	$0.94	$1.22	$2.55
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income (loss) from continuing operations	$(0.68)	$0.94	$1.21	$2.55
Loss from discontinued operations	—	—	—	(0.01)
Net income (loss) attributable to common shareowners	$(0.68)	$0.94	$1.21	$2.54

Weighted Average Shares Outstanding:
Basic shares	1,448.1	1,470.1	1,455.7	1,478.7
Diluted shares	1,448.1	1,479.3	1,465.9	1,488.9

RTX Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended				Nine Months Ended
	(Unaudited)				(Unaudited)
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$6,629	$6,686	$5,718	$5,718	$19,133	$19,190	$16,821	$16,821
Pratt & Whitney	926	6,327	5,380	5,380	11,857	17,258	14,878	14,878
Raytheon	6,472	6,472	6,308	6,308	19,464	19,464	18,515	18,515
Total segments	14,027	19,485	17,406	17,406	50,454	55,912	50,214	50,214
Eliminations and other	(563)	(533)	(455)	(455)	(1,461)	(1,431)	(1,233)	(1,233)
Consolidated	$13,464	$18,952	$16,951	$16,951	$48,993	$54,481	$48,981	$48,981

Operating Profit (Loss)
Collins Aerospace	$903	$1,043	$742	$756	$2,699	$2,861	$1,973	$2,202
Pratt & Whitney	(2,482)	413	316	318	(1,837)	1,283	769	929
Raytheon	560	570	686	694	1,775	1,816	1,920	1,928
Total segments	(1,019)	2,026	1,744	1,768	2,637	5,960	4,662	5,059
Eliminations and other	(69)	(39)	(13)	(13)	(34)	(82)	(25)	(31)
Corporate expenses and other unallocated items	(63)	(31)	(77)	(77)	(165)	(99)	(255)	(207)
FAS/CAS operating adjustment	272	272	348	348	845	845	1,045	1,045
Acquisition accounting adjustments	(517)	—	(482)	—	(1,499)	—	(1,414)	—
Consolidated	$(1,396)	$2,228	$1,520	$2,026	$1,784	$6,624	$4,013	$5,866

Segment Operating Profit (Loss) Margin
Collins Aerospace	13.6%	15.6%	13.0%	13.2%	14.1%	14.9%	11.7%	13.1%
Pratt & Whitney	(268.0)%	6.5%	5.9%	5.9%	(15.5)%	7.4%	5.2%	6.2%
Raytheon	8.7%	8.8%	10.9%	11.0%	9.1%	9.3%	10.4%	10.4%
Total segment	(7.3)%	10.4%	10.0%	10.2%	5.2%	10.7%	9.3%	10.1%

RTX Corporation
Condensed Consolidated Balance Sheet

	September 30, 2023	December 31, 2022
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,456	$6,220
Accounts receivable, net	10,058	9,108
Contract assets	12,696	11,534
Inventory, net	12,050	10,617
Other assets, current	6,258	4,964
Total current assets	46,518	42,443
Customer financing assets	2,452	2,603
Fixed assets, net	15,347	15,170
Operating lease right-of-use assets	1,755	1,829
Goodwill	53,883	53,840
Intangible assets, net	35,865	36,823
Other assets	6,623	6,156
Total assets	$162,443	$158,864

Liabilities, Redeemable Noncontrolling Interest, and Equity
Short-term borrowings	$1,170	$625
Accounts payable	10,315	9,896
Accrued employee compensation	2,597	2,401
Other accrued liabilities	14,283	10,999
Contract liabilities	15,248	14,598
Long-term debt currently due	1,389	595
Total current liabilities	45,002	39,114
Long-term debt	32,701	30,694
Operating lease liabilities, non-current	1,523	1,586
Future pension and postretirement benefit obligations	4,457	4,807
Other long-term liabilities	7,514	8,449
Total liabilities	91,197	84,650
Redeemable noncontrolling interest	33	36
Shareowners’ Equity:
Common stock	38,369	37,911
Treasury stock	(18,170)	(15,530)
Retained earnings	51,513	52,269
Accumulated other comprehensive loss	(2,116)	(2,018)
Total shareowners’ equity	69,596	72,632
Noncontrolling interest	1,617	1,546
Total equity	71,213	74,178
Total liabilities, redeemable noncontrolling interest, and equity	$162,443	$158,864

RTX Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023	2022	2023	2022
Operating Activities:
Net income (loss) from continuing operations	$(933)	$1,395	$1,907	$3,859
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,074	1,047	3,152	3,060
Deferred income tax benefit	(28)	(534)	(728)	(1,681)
Stock compensation cost	107	106	319	318
Net periodic pension and other postretirement income	(386)	(348)	(1,164)	(1,062)
Change in:
Accounts receivable	(214)	1,111	(913)	321
Contract assets	267	(474)	(1,163)	(999)
Inventory	(108)	(401)	(1,430)	(1,434)
Other current assets	(244)	(231)	(878)	(584)
Accounts payable and accrued liabilities	3,571	(811)	3,422	1,298
Contract liabilities	174	25	429	(284)
Other operating activities, net	36	(107)	219	(272)
Net cash flows provided by operating activities from continuing operations	3,316	778	3,172	2,540
Investing Activities:
Capital expenditures	(564)	(515)	(1,610)	(1,433)
Investments in businesses	—	(66)	—	(66)
Dispositions of businesses, net of cash transferred	6	6	6	94
Customer financing assets (payments) receipts, net	(1)	32	41	25
Increase in other intangible assets	(222)	(133)	(536)	(318)
Payments from settlements of derivative contracts, net	(63)	(108)	(18)	(259)
Other investing activities, net	(15)	29	56	66
Net cash flows used in investing activities from continuing operations	(859)	(755)	(2,061)	(1,891)
Financing Activities:
Issuance of long-term debt	—	—	2,974	—
Repayment of long-term debt	(172)	—	(175)	(2)
Change in commercial paper, net	3	2,067	473	2,067
Change in other short-term borrowings, net	92	3	68	(14)
Dividends paid on common stock	(838)	(794)	(2,472)	(2,337)
Repurchase of common stock	(1,429)	(616)	(2,587)	(2,395)
Other financing activities, net	(33)	(43)	(190)	(329)
Net cash flows (used in) provided by financing activities from continuing operations	(2,377)	617	(1,909)	(3,010)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	(15)	(37)	4	(57)
Net increase (decrease) in cash, cash equivalents and restricted cash	65	603	(794)	(2,418)
Cash, cash equivalents and restricted cash, beginning of period	5,432	4,832	6,291	7,853
Cash, cash equivalents and restricted cash, end of period	5,497	5,435	5,497	5,435
Less: Restricted cash, included in Other assets, current and Other assets	41	54	41	54
Cash and cash equivalents, end of period	$5,456	$5,381	$5,456	$5,381

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Collins Aerospace
Net sales	$6,629	$5,718	$19,133	$16,821
Charges related to a litigation matter	(57)	—	(57)	—
Adjusted net sales	$6,686	$5,718	$19,190	$16,821
Operating profit	$903	$742	$2,699	$1,973
Restructuring	(64)	(14)	(72)	(19)
Segment and portfolio transformation costs	(19)	—	(33)	—
Charges related to a litigation matter	(57)	—	(57)	—
Impairment charges and reserve adjustments related to Russia sanctions (4)	—	—	—	(141)
Charges associated with disposition of businesses	—	—	—	(69)
Adjusted operating profit	$1,043	$756	$2,861	$2,202
Adjusted operating profit margin	15.6%	13.2%	14.9%	13.1%
Pratt & Whitney
Net sales	$926	$5,380	$11,857	$14,878
Powder metal charge (1)	(5,401)	—	(5,401)	—
Adjusted net sales	$6,327	$5,380	$17,258	$14,878
Operating profit (loss)	$(2,482)	$316	$(1,837)	$769
Restructuring	(7)	(2)	(51)	(5)
Impairment charges and reserve adjustments related to Russia sanctions (4)	—	—	—	(155)
Charges related to a customer insolvency (2)	—	—	(181)	—
Powder metal charge (1)	(2,888)	—	(2,888)	—
Adjusted operating profit	$413	$318	$1,283	$929
Adjusted operating profit margin	6.5%	5.9%	7.4%	6.2%
Raytheon
Net sales	$6,472	$6,308	$19,464	$18,515
Operating profit	$560	$686	$1,775	$1,920
Restructuring	(9)	(8)	(33)	(8)
Segment and portfolio realignment costs	(1)	—	(8)	—
Adjusted operating profit	$570	$694	$1,816	$1,928
Adjusted operating profit margin	8.8%	11.0%	9.3%	10.4%
Eliminations and Other
Net sales	$(563)	$(455)	$(1,461)	$(1,233)
Prior year impact from R&D capitalization IRS notice(3)	(30)	—	(30)	—
Adjusted net sales	$(533)	$(455)	$(1,431)	$(1,233)
Operating loss	$(69)	$(13)	$(34)	$(25)
Gain on sale of land	—	—	68	—
Charges related to a customer insolvency (2)	—	—	10	—
Prior year impact from R&D capitalization IRS notice(3)	(30)	—	(30)	—
Impairment charges and reserve adjustments related to Russia sanctions (4)	—	—	—	6
Adjusted operating loss	$(39)	$(13)	$(82)	$(31)

Corporate expenses and other unallocated items
Operating loss	$(63)	$(77)	$(165)	$(255)
Restructuring	(24)	—	(46)	(48)
Segment and portfolio transformation costs	(8)	—	(20)	—
Adjusted operating loss	$(31)	$(77)	$(99)	$(207)
FAS/CAS Operating Adjustment
Operating profit	$272	$348	$845	$1,045
Acquisition Accounting Adjustments
Operating loss	$(517)	$(482)	$(1,499)	$(1,414)
Acquisition accounting adjustments	(517)	(482)	(1,499)	(1,414)
Adjusted operating profit	$—	$—	$—	$—
RTX Consolidated
Net sales	$13,464	$16,951	$48,993	$48,981
Total net significant and/or non-recurring items included in Net sales above(1,3)	(5,488)	—	(5,488)	—
Adjusted net sales	$18,952	$16,951	$54,481	$48,981
Operating profit (loss)	$(1,396)	$1,520	$1,784	$4,013
Restructuring	(104)	(24)	(202)	(80)
Acquisition accounting adjustments	(517)	(482)	(1,499)	(1,414)
Total net significant and/or non-recurring items included in Operating profit (loss) above(1, 2, 3, 4)	(3,003)	—	(3,139)	(359)
Adjusted operating profit	$2,228	$2,026	$6,624	$5,866
(1)    Total net significant and/or non-recurring items in the table above for the quarter and nine months ended September 30, 2023 includes a net pre-tax charge of $2.9 billion related to the Pratt powder metal matter during the third quarter of 2023. The charge is reflected in the Condensed Consolidated Statement of Operations as a reduction of sales of $5.4 billion which was partially offset by a net reduction of cost of sales of $2.5 billion primarily representing our partners’ 49% share of this charge. The charge includes the Company’s current best estimate of expected customer compensation for the estimated duration of the disruption as well as the third quarter Estimate-at-Completion (EAC) adjustment impact of this matter to Pratt & Whitney’s long-term maintenance contracts. Management has determined that these items are directly attributable to the powder metal matter, incremental to similar costs (or income) incurred for reasons other than those related to the powder metal matter and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(2)     Total net significant and/or non-recurring items in the table above for the nine months ended September 30, 2023 includes a net pre-tax charge of $0.2 billion related to a customer insolvency during the second quarter of 2023. The charge primarily relates to Contract assets and Customer financing assets exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and, therefore not indicative of the Company’s ongoing operational performance.
(3)    Total net significant and/or non-recurring items in the table above for the quarter and nine months ended September 30, 2023 includes a net pre-tax charge of $30 million and a tax expense increase of $8 million related to the 2022 impact resulting from the September 8, 2023 Internal Revenue Service (IRS) and Department of Treasury issued Notice 2023-63 (“IRS notice”) related to the capitalization of research and experimental expenditures for tax purposes. Management has determined that these items are directly attributable to the IRS notice and represents the impact to the prior year, incremental to similar costs (or income) incurred for reasons other than the tax law change and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(4)    Total net significant and/or non-recurring items in the table above for the nine months ended September 30, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Income (loss) from continuing operations attributable to common shareowners	$(984)	$1,387	$1,769	$3,794
Total Restructuring	(104)	(24)	(202)	(80)
Total Acquisition accounting adjustments	(517)	(482)	(1,499)	(1,414)
Total net significant and/or non-recurring items included in Operating profit (loss) (1, 2, 3, 4)	(3,003)	—	(3,139)	(359)
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	—	—	(2)	5
Tax effect of restructuring and net significant and/or non-recurring items above	826	108	1,092	401
Significant and/or non-recurring items included in Income Tax Expense (Benefit)
Prior year impact from R&D capitalization IRS notice (3)	(8)	—	(8)	—
Significant and/or non-recurring items included in Noncontrolling Interest
Noncontrolling interest share of customer insolvency charges (2)	—	—	17	—
Noncontrolling interest share of certain Russia sanction charges (4)	—	—	—	11
Less: Impact on net income (loss) attributable to common shareowners	(2,806)	(398)	(3,741)	(1,436)
Adjusted income from continuing operations attributable to common shareowners	$1,822	$1,785	$5,510	$5,230

Diluted Earnings (Loss) Per Share	$(0.68)	$0.94	$1.21	$2.55
Impact on Diluted Earnings Per Share	(1.93)	(0.27)	(2.55)	(0.96)
Adjusted Diluted Earnings Per Share	$1.25	$1.21	$3.76	$3.51

Weighted Average Number of Shares Outstanding
Reported Diluted	1,448.1	1,479.3	1,465.9	1,488.9
Impact of dilutive shares (5)	(7.6)	—	—	—
Adjusted Diluted	1,455.7	1,479.3	1,465.9	1,488.9

Effective Tax Rate	29.4%	16.8%	9.2%	13.8%
Impact on Effective Tax Rate	10.8%	(1.1)%	(9.2)%	(2.3)%
Adjusted Effective Tax Rate	18.6%	17.9%	18.4%	16.1%
(1)     Total net significant and/or non-recurring items in the table above for the quarter and nine months ended September 30, 2023 includes a net pre-tax charge of $2.9 billion related to the Pratt powder metal matter during the third quarter of 2023. The charge is reflected in the Condensed Consolidated Statement of Operations as a reduction of sales of $5.4 billion which was partially offset by a net reduction of cost of sales of $2.5 billion primarily representing our partners’ 49% share of this charge. The charge includes the Company’s current best estimate of expected customer compensation for the estimated duration of the disruption as well as the third quarter Estimate-at-Completion (EAC) adjustment impact of this matter to Pratt & Whitney’s long-term maintenance contracts. Management has determined that these items are directly attributable to the powder metal matter, incremental to similar costs (or income) incurred for reasons other than those related to the powder metal matter and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(2)    Total net significant and/or non-recurring items in the table above for the nine months ended September 30, 2023 includes a net pre-tax charge of $0.2 billion related to a customer insolvency during the second quarter of 2023. The charge primarily relates to Contract assets and Customer financing assets exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and, therefore not indicative of the Company’s ongoing operational performance.
(3)    Total net significant and/or non-recurring items in the table above for the quarter and nine months ended September 30, 2023 includes a net pre-tax charge of $30 million and a tax expense increase of $8 million related to the 2022 impact resulting from the September 8, 2023 Internal Revenue Service (IRS) and Department of Treasury issued Notice 2023-63 (“IRS notice”) related to the capitalization of research and experimental expenditures for tax purposes. Management has determined that these items are directly attributable to the IRS notice and represents the impact to the prior year, incremental to similar costs (or income) incurred for reasons other than the tax law change and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(4)    Total net significant and/or non-recurring items in the table above for the nine months ended September 30, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(5)    The computation of reported diluted earnings per share excludes the effect of the potential exercise of stock awards, including stock appreciation rights and stock options, because their effect was antidilutive in the quarter ended September 30, 2023 due to the reported loss from operations. On an adjusted basis, the Company reported income from continuing operations and the dilutive effect of such awards is included in the calculation of Adjusted Diluted Earnings Per Share.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2023	2022	2023	2022
Net Sales	$13,464	$16,951	$48,993	$48,981
Reconciliation to segment net sales:
Eliminations and other	563	455	1,461	1,233
Segment Net Sales	$14,027	$17,406	$50,454	$50,214
Reconciliation to adjusted segment net sales:
Net significant and/or non-recurring items (1, 3)	(5,458)	—	(5,458)	—
Adjusted Segment Net Sales	$19,485	$17,406	$55,912	$50,214

Operating Profit (Loss)	$(1,396)	$1,520	$1,784	$4,013
Operating Profit (Loss) Margin	(10.4)%	9.0%	3.6%	8.2%
Reconciliation to segment operating profit (loss):
Eliminations and other	69	13	34	25
Corporate expenses and other unallocated items	63	77	165	255
FAS/CAS operating adjustment	(272)	(348)	(845)	(1,045)
Acquisition accounting adjustments	517	482	1,499	1,414
Segment Operating Profit (Loss)	$(1,019)	$1,744	$2,637	$4,662
Segment Operating Profit (Loss) Margin	(7.3)%	10.0%	5.2%	9.3%
Reconciliation to adjusted segment operating profit:
Restructuring	(80)	(24)	(156)	(32)
Net significant and/or non-recurring items (1, 2, 3, 4)	(2,965)	—	(3,167)	(365)
Adjusted Segment Operating Profit	$2,026	$1,768	$5,960	$5,059
Adjusted Segment Operating Profit Margin	10.4%	10.2%	10.7%	10.1%
(1)    Net significant and/or non-recurring items in the table above for the quarter and nine months ended September 30, 2023 includes a net pre-tax charge of $2.9 billion related to the Pratt powder metal matter during the third quarter of 2023. The charge is reflected in the Condensed Consolidated Statement of Operations as a reduction of sales of $5.4 billion which was partially offset by a net reduction of cost of sales of $2.5 billion primarily representing our partners’ 49% share of this charge. The charge includes the Company’s current best estimate of expected customer compensation for the estimated duration of the disruption as well as the third quarter Estimate-at-Completion (EAC) adjustment impact of this matter to Pratt & Whitney’s long-term maintenance contracts. Management has determined that these items are directly attributable to the powder metal matter, incremental to similar costs (or income) incurred for reasons other than those related to the powder metal matter and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(2)     Net significant and/or non-recurring items in the table above for the nine months ended September 30, 2023 includes a net pre-tax charge of $0.2 billion related to a customer insolvency during the second quarter of 2023. The charge primarily relates to Contract assets and Customer financing assets exposures with the customer. Management has determined that the nature and significance of the charge is considered unusual and, therefore not indicative of the Company’s ongoing operational performance.
(3)    Net significant and/or non-recurring items in the table above for the quarter and nine months ended September 30, 2023 includes a net pre-tax charge of $30 million and a tax expense increase of $8 million related to the 2022 impact resulting from the September 8, 2023 Internal Revenue Service (IRS) and Department of Treasury issued Notice 2023-63 (“IRS notice”) related to the capitalization of research and experimental expenditures for tax purposes. Management has determined that these items are directly attributable to the IRS notice and represents the impact to the prior year, incremental to similar costs (or income) incurred for reasons other than the tax law change and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.
(4)    Net significant and/or non-recurring items in the table above for the nine months ended September 30, 2022 includes a net pre-tax charge of $0.3 billion related to the impact of the sanctions imposed upon Russia in response to the Russia-Ukraine conflict, primarily consisting of charges related to increased estimates for credit losses on both our accounts receivables and contract assets, inventory reserves, impairment of customer financing assets for products under lease and contract fulfillment costs, and recognition of supplier obligations. Management has determined that these items are directly attributable to the sanctions, incremental to similar costs (or income) incurred for reasons other than the sanctions and not expected to recur, and therefore, not indicative of the Company’s ongoing operational performance.

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2023	2022
Net cash flows provided by operating activities from continuing operations	$3,316	$778
Capital expenditures	(564)	(515)
Free cash flow	$2,752	$263

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2023	2022
Net cash flow provided by operating activities from continuing operations	$3,172	$2,540
Capital expenditures	(1,610)	(1,433)
Free cash flow	$1,562	$1,107